EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement of Form S-8 pertaining to the BNSF Railway Company 401(k) Plan for TCU Employees of our report dated May 12, 2006 with respect to the financial statements of the BNSF Railway Company 401(k) Plan for TCU Employees included in its Annual Report on Form 11-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Whitley Penn LLP

Fort Worth, Texas

July 20, 2006